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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") dated January 16, 1997 but effective as of December 1, 1996 by and between THE RECOVERY NETWORK, INC., a Colorado corporation ("Company"), and DONALD J. MASTERS, JR., an individual residing in Denver, Colorado ("Employee"),

                                   WITNESSETH:

WHEREAS, Company desires to employ Employee to serve as He chairman of its board of directors on the terms and conditions set forth herein; and

WHEREAS, as an inducement to Company to offer such employment, Employee agrees to enter into certain covenants, including without limitation a covenant not to compete with Company if his employment is terminated;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. Employment. Company shall employ Employee, and Employee shall be employed by Company, on the terms and conditions set forth herein for the period commencing on December 1, 1996 and (unless sooner terminated pursuant to section 4) ending on November 30, 1998.

         2. Position and Duties. Employee shall serve as chairman of the board of directors of Company, and he shall be principally responsible for interaction between Company and the recovery and prevention community as more specifically described in clauses (a) and (b) below. Employee shall report to and be responsible directly to the board of directors of Company and shall have and perform such duties and responsibilities relating to the business and operations of Company as may be appropriate to Employee's position and as the board of directors of Company from time to time may assign to him, in each case not inconsistent with his principal responsibility. In addition, Employee shall serve on the executive committee of the board of directors of Company. Without limiting the generality of the foregoing, Employee shall have the following duties:

         (a) Advisory Board. Oversee Company's efforts to create and utilize an advisory board;

         (b) National Recovery and Prevention Partnership. Oversee Company's efforts to create and sponsor a national recovery and prevention partnership; and

    (c) Execive Committee. Serve on the executive committee of Company.

Except with the prior written consent of the board of directors, which consent shall not be unreasonably withheld, during his employment Employee shall devote such of his time, attention, and best efforts to Company as he and the president and chief executive officer deem

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necessary and appropriate and to the furtherance of its interests and shall not directly or indirectly engage in, or enter into the employment of, or otherwise render services to or for, or act as a director, manager, member, or officer of, any other business (other than established trade associations of which Company is a member), except for non-remunerative participation in charitable organizations.

         3. Compensation. (a) Employee shall receive a base salary of $10,000 per month through November 30, 1997, payable in substantially equal semi-monthly installments on the fifteenth and the last day of each calendar month during the term of this Agreement.

                  (b) Employee shall be entitled to participate in and receive benefits under any employee benefit plans and arrangements from time to time made available to the senior officers of Company or the employees of Company, when and as implemented and subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements. Amounts paid to Employee under any such plan or arrangement shall not be deemed to be in lieu of the base salary payable to Employee under section 3(a).

                  (c) Employee shall be entitled to 15 business days of paid vacation and holidays in accordance with Company policy, as determined by the chief operating officer of Company from time to time. Vacation days shall accrue at the rate of 1.25 days per month commencing on December 1, 1996, but no vacation may be taken until June 1, 1997.

                  (d) If and when the 1997 Management Bonus is adopted by the board of directors and the shareholders, Company shall grant Employee an option to purchase 12,915 shares of the Common Stock, par value $0.01 per share, of Company at a price of $5.00 per share. Such option shall vest monthly over one year commencing as of December 1, 1996.

         4. Termination. The term of Employee's employment hereunder may be terminated before November 30, 1998 on the following terms and conditions:

          (a) By Employee for any reason, upon at least 30 days advance written notice, or upon Employee's death, with Company's only liability being the payment of base salary and vacation compensation earned and unpaid as of Employee's last day of work;

          (b) By mutual agreement of Company and Employee, with such compensation as may be mutually agreed upon, but in no event to exceed the amount of severance compensation to which Employee would be entitled if the termination occurred pursuant to section 4(d);

          (c) By Company for "good cause" (as hereinafter defined), upon 30 days written notice, with Company's only liability being the payment of base salary and vacation compensation earned and unpaid as of Employee's last day of work;

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          (d)  By Company without "good cause," upon 30 days written notice, and with severance compensation, at the option of Company, equal to any of the following: (i) base salary and vacation compensation due through November 30, 1998, (ii) base salary and vacation compensation for one year, or (iii) base salary and vacation compensation for two years; provided with respect to the compensation described in clauses (i) and (ii) that one-half of such severance compensation shall be payable on the date of termination and the balance shall be payable ratably over the six months following the date of termination and with respect to the compensation described in clause (iii) that one-quarter of such compensation shall be payable on the date of termination, one-quarter shall be payable one year thereafter, and the balance shall be payable ratably over the six months following one year from the date of termination; or

          (e) If a private placement of equity securities of Company with gross proceeds of at least $1,000,000 has not been consummated by March 31, 1997.

For purposes of this section 4, "good cause" shall mean any act or omission of Employee constituting gross negligence or willful misconduct in the conduct of his duties for Company, any breach by Employee of the terms of his Nondisclosure/Inventions Agreement, or (given the nature of Company's mission) alcohol or substance abuse.

         5. Competitive Activity. (a) During the term of this Agreement and for two years after the termination of this Agreement for any reason, whether or not such termination shall be alleged or later found to be unlawful, wrongful, or in breach of contract, Employee shall not, directly or indirectly (as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise), engage in any activities that could be deemed a conflict of interest or in any way compete with Company or its affiliates within the United States by
(i) working for or otherwise affiliating with a for-profit television network whose programming primarily addresses or relates to issues regarding people afflicted with or affected by alcoholism, substance abuse, eating disorders, depression, and other behavioral health problems ("Recovery Issues"), (ii) acting as a host or regularly scheduled guest on a nationally syndicated for-profit radio program whose regular focus is primarily to address Recovery Issues, (iii) working for or otherwise affiliating with a for-profit interactive media company whose content or services primarily address or relate to Recovery Issues, or (iv) working for or otherwise affiliating with a for-profit organization or company whose primary business is offering goods or services that address or relate to Recovery Issues. Employee shall not be precluded from owning less than one percent of the securities of any competitor of Company or its affiliates if such securities are publicly traded on a national securities exchange. Employee represents and warrants that he is under no competitive restrictions or obligations to third parties that affect his performance hereunder.

         (b) During the term of this Agreement and for two years after the termination of this Agreement for any reason, whether or not such termination shall be alleged or later found to be unlawful, wrongful, or in breach of contract, Employee shall not contact, directly or

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indirectly, any customer of Company with whom Employee had contact during the term of this Agreement.

         (c) Employee acknowledges that, through his employment with Company, he will acquire access to information suited to immediate application by a business in competition with Company. Employee acknowledges that he has executed concurrently with this Agreement a Non-Disclosure and Inventions Agreement, the terms of which are incorporated herein by reference as if set forth herein verbatim, that imposes obligations on Employee with respect to information about Company. Employee considers the restrictions on his future employment or business activities contained in this section 5 to be in all respects reasonable and necessary. Employee acknowledges that Company and its affiliates and competitors operate throughout the United States, expressly consents to the geographic restriction on competition contained in this section 5, and believes that such restriction is reasonable given the nature of Company's business.

         (d) Employee acknowledges the following provision of Colorado law, as set forth in section 8-2-113(2) of the Colorado Revised Statutes:

          Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

          (a) Any contract for the purchase and sale of a business or the assets of a business;

          (b)  Any contract for the protection of trade secrets;

          (c) Any contractual provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

          (d) Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under clause (b) and that he is an executive and management employee within the meaning of clause (d).

         (e) Employee acknowledges the possibility that his standard of living may be reduced during the two years following the termination of this Agreement and assumes the risk associated with that possibility.

         (f) Employee acknowledges that, upon a breach of this section 5, Company will suffer immediate and irreparable harm and damage for which money damages alone cannot fully compensate. Employee therefore agrees that, upon such breach or threat thereof, Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction, and all other injunctive relief, without posting any bond or other security, to bar Employee from violating this Agreement. Nothing in this section shall be construed as an election of remedies or

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waiver of any right available to Company under this Agreement or by law, including without limitation the right to seek damages from Employee for breach of this Agreement.

         (g) Notwithstanding anything to the contrary in this Agreement, the covenant not to compete set forth in this section 5 shall not apply to Employee
(i) if, without the consent of Employee, Company significantly modifies its existing mission statement or its commitment to the board of advisors or the National Recovery Partnership as contemplated on the date hereof, (ii) if Company breaches section 4(d) by failure to pay any installment of the severance described therein within 10 days after written demand therefor by Employee,
(iii) if the employment of Employee is terminated and thereafter Company abandons its commitment to the board of advisors or the National Recovery and Prevention Partnership as contemplated on the date hereof, or (iv) this Agreement is terminated pursuant to section 4(e). Additionally, in the event that this Agreement is terminated by Company without "good cause," then the term of the covenant not to compete shall last for the period of time for which Company pays severance compensation to Employee under section 4(d).

         6. Change of Control. If a Change in Control (as hereinafter defined) occurs, Employee shall be considered to have been terminated without "good cause" as provided in section 4(d) and the covenant not to compete set forth in section 5 shall have no further force and effect. A "Change in Control" is deemed to have occurred if (a) a "person" (as defined in section 13(d) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock representing 30 percent or more of the shares as to which votes may be cast for the election of directors of Company or (b) individuals who are directors of Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors of Company at any time during such period.

         7. Successors and Assigns. This Agreement and all rights hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees and by Company's successors and assigns. This Agreement is personal in nature, and neither party shall, without the prior written consent of the other, assign or transfer this Agreement or any right or obligation hereunder.

         8. Notice. Any notice or other communication hereunder to either party shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed (a) if to Company at 506 Santa Monica Boulevard, Suite 400, Santa Monica, California 90401 and (b) if to Employee at 333 Adams Street, Denver, Colorado 80206, or to such other address as either party may have furnished to the other in writing in accordance herewith.

         9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado. Venue for any action arising out of this Agreement shall be proper in Denver County, Colorado.

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         10. Severability. If any court of competent jurisdiction shall declare any provision of this Agreement to be invalid or unenforceable, the remainder of this Agreement shall remain fully enforceable. To the extent that any court shall conclude that any provision of this Agreement is void or voidable, the court shall reform such provision only to the extent necessary to render the provision enforceable with a view to the parties' desire that Company be protected to the greatest extent possible under applicable law from improper competition and the disclosure of its trade secrets.

         11. Integration. This Agreement constitutes the entire agreement of the parties and a complete merger of prior negotiations and agreements. This Agreement may be modified only in a writing signed by the parties.

         12. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by a written instrument signed by both parties. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and a written waiver shall operate only as to the specific term or condition waived and not for the future or as to any act other than that specifically waived.

         13. Construction. The parties have reviewed this Agreement in its entirety and acknowledge that each has had a full opportunity to negotiate its terms and to consult concerning this Agreement with counsel of its own choosing. The parties expressly waive any and all applicable common law and statutory rules of construction to the effect that any provision of a contract should be construed against the drafter. This Agreement and all provisions hereof shall in all cases be construed as a whole, according to the fair meaning of the language used. Any party contesting the validity, existence, adequacy, or terms of this Agreement shall have the burden of proof as to fraud, concealment, the failure to disclose material information, unconscionability, misrepresentation, mistake of fact or law, and any other matters. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   THE RECOVERY NETWORK, INC.

                                   By /s/ William D. Moses
                                      -----------------------
                                          William D. Moses
                                          President and Chief Executive Officer

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                                   /s/ Donald J. Masters, Jr.
                                   --------------------------
                                       Donald J. Masters, Jr.



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